EXHIBIT  23.4

                          J. T. SHEARER, M.SC., P. GEO.
                        Independent Consulting Geologist

                           Unit #5 - 2330 Tyner Street
                        Port Coquitlam, British Columbia
                                 Canada, V3C 2Z1
                              Phone:  604-970-6402
                                Fax: 604-944-6102
                       E-mail: jo@HomegoldResourcesLtd.com

September  2,  2004

Henley  Ventures  Inc.
Suite  300  -  830  West  Pender  Street
Vancouver,  British  Columbia
Canada,  V6C  1J8

ATTENTION:     MR.  SAM  HIRJI
          President  and  Director

re:     Summary  Report
        Red  Bird,  Red  Bird  1-5
        Tulameen  Area,  South-Central  British  Columbia
        Similkameen  Mining  Division

I hereby give my consent to the use of the above noted Summary Report prepared by me on August 15, 2004 to be included in your company's filing of a Form SB-2 with the United Securities and Exchange Commission.

Yours  very  truly;



/s/  "J.  Shearer"

J.  T.  Shearer,  M.Sc.,  P.  Geo.